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                                                                  Exhibit (a)(6)

                       ADS NOTICE OF GUARANTEED DELIVERY

                                      for

                      Tender of American Depositary Shares
               (each ADS representing 60 shares of common stock)

                                       of
                                  Mavesa, S.A.

                                       to
                            Primor Inversiones, C.A.

                          a wholly owned subsidiary of

                             Primor Alimentos, C.A.
                   (not to be used for signature guarantees)

 THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., NEW YORK CITY TIME (5:00 P.M., CARACAS TIME), ON TUESDAY, MARCH 27, 2001, UNLESS THE U.S.
                              OFFER IS EXTENDED.

   As set forth under the section "Procedure for Tendering ADSs in the U.S. Offer" in the U.S. Offer to Purchase dated February 21, 2001 (the "Offer to Purchase"), this ADS Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender ADSs pursuant to the U.S. Offer if the American Depositary Receipts ("ADRs") evidencing ADSs are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the ADS Receiving Agent prior to the termination of the U.S. Offer. This form, properly completed and duly executed may be delivered by hand or mail to the ADS Receiving Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase. See Section 3 of the Offer to Purchase.

                          THE ADS RECEIVING AGENT IS:

                              THE BANK OF NEW YORK

        By Mail:                 By Facsimile             By Hand/Overnight
                                 Transmission:                Courier:
 Tender & Exchange Dept.       (for Eligible           Tender & Exchange Dept.
     P.O. Box 11248           Institutions Only)           101 Barclay St.
 Church Street Station         (212) 815-6213            Receive and Deliver
 New York, NY 10286-1248                                       Window
                             Confirm Facsimile By       New York, N.Y. 10286
                                  Telephone:

                                (212) 815-6173

                               ----------------

   DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES OTHER THAN FOR THE PURPOSES DESCRIBED IN THIS FORM. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH ADS LETTER OF TRANSMITTAL.

   In the case of ADSs held through the Book-Entry Facility, the ADS Notice of Guaranteed Delivery may be delivered to the ADS Receiving Agent by a participant in the Book-Entry Facility via the book-entry confirmation system.

   SHARES OF MAVESA COMMON STOCK MAY NOT BE TENDERED OR GUARANTEED BY MEANS OF THIS FORM OR OTHERWISE.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Primor Inversiones, C.A. (the "Purchaser"), a corporation organized under the laws of Venezuela and a wholly owned subsidiary of Primor Alimentos, C.A. ("Primor"), a corporation organized under the laws of the Venezuela, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs specified below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under the section "Procedure for Tendering ADSs in the U.S. Offer".

   The undersigned understands that tendered ADSs will not be accepted by the Purchaser unless all of the conditions to the U.S. Offer are satisfied or, where permitted, waived.

Number of ADSs:______________________     SIGN HERE
ADR No.(s) (if available):___________     Name(s) of Record Holder(s):
                   __________________     _____________________________________
                   __________________     _____________________________________
                   __________________     Address(es):
                   __________________     _____________________________________
Account Number:______________________     _____________________________________

                                          _____________________________________
If ADSs will be tendered by               _____________________________________
book-entry transfer, check this           Area Code and Tel. No:
box: [_]                                  _____________________________________

                                          _____________________________________
Name of Tendering                         Signature(s):
Institution:_________________________     _____________________________________
Account Number:______________________     _____________________________________
Date:________________________________     _____________________________________
                                          _____________________________________
                                          Dated: ______________________________

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                     THE GUARANTEE BELOW MUST BE COMPLETED

                               DELIVERY GUARANTEE
                    (not to be used for signature guarantee)

   The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby (a) guarantees the above named person(s) "own(s)" the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees that it will deliver to the ADS Receiving Agent, at one of its addresses set forth above, the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the ADS Receiving Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the ADS Receiving Agent and must deliver the ADS Letter of Transmittal and certificates for the ADSs to the ADS Receiving Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

  Name of Firm:_____________________________________

  Address:__________________________________________

             _______________________________________

  Zip Code:_________________________________________

  Area Code
  and Tel. No.:_____________________________________

  Authorized
  Signature:________________________________________

  Name:_____________________________________________
                           Please Print

  Title:_____________________________    Dated: _________, 2001.

         DO NOT SEND ADRs WITH THIS ADS NOTICE OF GUARANTEED DELIVERY.
            ADRs SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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